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                                                                   EXHIBIT 99.2

         Letter to Beneficial Holders Regarding the Offer to Exchange Any and All Outstanding 13.50% Senior Secured Notes due 2008

                                      for

                     13.50% Senior Secured Notes due 2008

                                      of

                        Mission Energy Holding Company

          Which Have Been Registered under the Securities Act of 1933
                 Pursuant to the Prospectus dated       , 2001

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          , 2001 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE
             WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                                                         , 2001

To Our Clients:

   Enclosed for your consideration is the prospectus, dated       , 2001 (the
"Prospectus"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Mission Energy Holding Company to exchange new 13.50% Senior Secured Notes due 2008 ("Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 13.50% Senior Secured Notes due 2008 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Prospectus. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Prospectus.

   To participate in the Exchange Offer, persons in whose names Original Notes are registered on the books of the registrar ("Registered Holders") must either:

  . cause to be delivered to Wilmington Trust Company (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, Original Notes in proper form for transfer, together with a properly executed Letter of Transmittal; or

  . cause a DTC Participant to tender such holder's Original Notes to the Exchange Agent's account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through the DTC's Automated Tender Offer Program ("ATOP"), including transmission of an agent's message in which the Registered Holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal.

   By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Original Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

   We are the holder of Original Notes held for your account. A tender of such Original Notes can be made only by us as the holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Original Notes.
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   We request instructions as to whether you wish to tender any or all of the
Original Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Original Notes on your behalf in accordance with the provisions of the Prospectus and the Letter of Transmittal. The
Exchange Offer will expire at 5:00 p.m., New York City time, on       , 2001,
unless extended by Mission Energy Holding. Original Notes properly tendered may be withdrawn at any time prior to the Expiration Date.

   The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

   Pursuant to the Letter of Transmittal, each holder of Original Notes must represent to Mission Energy Holding that:

  . the Exchange Notes to be acquired by such holder pursuant to the Exchange Offer are being acquired in the ordinary course of business of the holder;

  . such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

  . such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of Mission Energy Holding;

  . such holder acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or who tenders Original Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction and cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretive "no-action" letters with respect to exchange offers;

  . if the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it must represent that the Original Notes to be exchanged for Exchange Notes were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus in connection with the exchange of Original Notes, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

  . if the holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes.

   The enclosed "Instruction to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by you, as the beneficial owner of Original Notes, for us to make the foregoing representations on your behalf.

   We urge you to read the enclosed Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Original Notes.

  Your attention is directed to the following:

  . the Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus;

  . subject to the terms and conditions of the Exchange Offer, Mission Energy Holding will accept for exchange on the Expiration Date all Original Notes properly tendered and will issue Exchange Notes promptly after such acceptance;
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  .   If you desire to tender any Original Notes pursuant to the Exchange
      Offer, we must receive your instructions in ample time to permit us to effect a tender of the Original Notes on your behalf prior to the Expiration Date; and

  . Any brokerage fees, commissions or transfer taxes will be borne by Mission Energy Holding, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

   If you wish to tender any or all of the Original Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. If you authorize the tender of your Original Notes, all such Original Notes will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

   Mission Energy Holding is not aware of any jurisdiction in which the making of the Exchange Offer or the tender of Original Notes in connection therewith would not be in compliance with the laws of such jurisdiction. If Mission Energy Holding becomes aware of any jurisdiction in which the making of the Exchange Offer would not be in compliance with such laws, Mission Energy Holding will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Exchange Offer. If, after such good faith effort, Mission Energy Holding cannot comply with any such laws, the Exchange Offer will not be made to the Registered Holders residing in such jurisdiction.
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 Instructions to Registered Holder or DTC Participant from Beneficial Owner of
                     13.50% Senior Secured Notes due 2008

                                      of

                        Mission Energy Holding Company

   The undersigned hereby acknowledges receipt of the prospectus dated,
      , 2001 (the "Prospectus"), of Mission Energy Holding Company ("Mission Energy Holding") and the accompanying Letter of Transmittal, that together constitute Mission Energy Holding's offer to exchange any and all of its outstanding 13.50% Senior Secured Notes due 2008 (the "Original Notes") for its 13.50% Senior Secured Notes due 2008 which have been registered under the Securities Act of 1933, as amended (the "Securities Act"; such notes, the "Exchange Notes"; such offer, the "Exchange Offer").

   This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

   The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in the amount):

    $      of the Original Notes.

  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    [_] To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, if any):

    $      of the Original Notes.

    [_] NOT to TENDER any Original Notes held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized:

  . to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Notes, including but not limited to the representations that:

    . the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned;

    . the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

    . the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act of Mission Energy Holding;

    . the undersigned acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the
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        Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

    . if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

    . if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

  . to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

  . to take such other action as necessary under the prospectus or the Letter of Transmittal to effect the valid tender of Original Notes.
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                                   SIGN HERE


 Name of Beneficial Owner(s): ______________________________________________

 ___________________________________________________________________________

 Signature(s): _____________________________________________________________

 Name(s) (please print): ___________________________________________________

 ___________________________________________________________________________

 Address: __________________________________________________________________

 ___________________________________________________________________________

 Telephone Number(s): ______________________________________________________

 ___________________________________________________________________________

 Taxpayer Identification or Social Security Number(s): _____________________

 ___________________________________________________________________________

 Date: _____________________________________________________________________